                                                                   Exhibit(a)(1)


                        PAXSON COMMUNICATIONS CORPORATION

     OFFER TO EXCHANGE OUTSTANDING OPTIONS HAVING AN EXERCISE PRICE OF $7.25
                              PER SHARE OR HIGHER

            THE OFFER EXPIRES AT 5:00 P.M. EASTERN STANDARD TIME, ON WEDNESDAY, JANUARY 22, 2003, UNLESS THE OFFER PERIOD IS EXTENDED


         Paxson Communications Corporation is offering eligible holders of options to purchase shares of its Class A common stock with an exercise price of $7.25 per share or higher the opportunity to exchange all of those options, whether or not vested, for new options which we will grant under our 1998 Stock Incentive Plan.

         If you elect to participate in the offer, we will grant to you, in exchange for the cancellation of all (but not less than all) of your eligible stock options, new options to purchase one share of Class A common stock for each two shares of Class A common stock issuable upon exercise of your existing options tendered for exchange. The new options will have an exercise price of $0.01 per share, will be granted one business day after the expiration date of this offer and will expire one business day after the grant date. We will offer those eligible holders who are no longer employed by or providing services to us new options to purchase one share of Class A common stock for each two shares of Class A common stock as to which the holder's tendered options were exercisable ("vested") on that holder's employment or service separation date.

         If you are currently employed by or otherwise providing services to us, a percentage of the shares issuable under the new options equal to the percentage in which you are vested in your existing options tendered for exchange as of the expiration date of this offer will be fully vested and transferable (subject to compliance with applicable laws and our policies). The balance of the shares issuable under the new options, even though issued immediately upon exercise of the new options, will be subject to forfeiture ("unvested") if you cease to perform services for us or any of our subsidiaries as an employee or in any other capacity before the one year anniversary of the expiration date of this offer (unless you cease to perform services by reason of death, disability, change of control or termination of employment by us without cause). The unvested shares will not be transferable until the risk of forfeiture lapses.

         If you are not currently employed by or otherwise providing services to us, all of the shares issuable under the new options will be fully vested and transferable, and you will not receive any new options exercisable for unvested shares.


         If you elect to participate in this offer and exercise your new options, the number of shares of Class A common stock you receive may at your election be reduced by the number of vested shares, valued at fair market value (as defined in our 1998 Stock Incentive Plan), required to pay the exercise price of the new options and to satisfy your tax withholding obligations. You may not use unvested shares to satisfy your tax withholding obligations.


                            ------------------------

                                December 23, 2002

         Only our current directors, executive officers, other officers, employees and consultants, and those former employees or consultants selected by us whose relationship with us was terminated within the 90 day period prior to the commencement of this offer, are eligible to participate in this offer. Persons on maternity, medical or other temporary leaves of absence are eligible to participate in this offer. Former employees and consultants who are NOT selected for participation in this offer will NOT be eligible to participate in this offer. The options which may be surrendered for exchange in this offer are all (but not less than all) options held by eligible persons with an exercise price of $7.25 per share or higher.

         If you are eligible to participate in this offer, you may tender all or none of your eligible options as you determine; you may not tender some, but less than all, of your eligible options.

         As an example, if you are currently an employee and hold options to purchase 10,000 shares of Class A common stock at an exercise price of $7.25 per share, and you are 75% vested in those options as of the offer expiration date, you may surrender all 10,000 of those options for exchange and you will receive new options to purchase 5,000 shares of Class A common stock, with an exercise price of $.01 per share and a one business day exercise period. Assuming you exercise all your new options, 3,750 shares of Class A common stock issued to you upon exercise will not be subject to a risk of forfeiture or restrictions on transfer, while 1,250 shares issued to you will be unvested, and subject to a risk of forfeiture for one year after the expiration date of this offer. Should you elect to pay the new option exercise price and to satisfy your tax withholding obligations through the reduction of the number of shares to be issued to you, then, assuming a 36% tax withholding rate and that the fair market value of the Class A common stock on the new option exercise date is $2.15 per share, the number of shares you would receive would be reduced as follows:


         o 1,344 shares in respect of tax withholding obligations (3,750 shares multiplied by $2.14 per share in taxable ordinary income, multiplied by a 36% tax withholding rate, divided by the $2.15 per share fair market value on the new option exercise date); and

         o 23 shares in respect of the new option exercise price (5,000 shares multiplied by $0.01 per share, divided by the $2.15 per share fair market value on the option exercise date).


You would therefore receive in this example a net issuance of 2,383 shares which would be vested and not subject to restrictions on transfer, and 1,250 unvested shares which would be subject to forfeiture and would not be transferable for a period of one year from the offer expiration date. Certain elections with respect to federal income taxes may be available with respect to the unvested shares, which are explained more fully in this Offer to Exchange and which could further reduce the number of vested shares initially issued to you. To assist you in ascertaining the consequences to you of participating in the Offer, we have attached as Schedule C to this Offer to Exchange a worksheet with respect to certain elections to be made by you in connection with the Offer.



         We are making this offer upon the terms and subject to the conditions set forth in Section 7 of this Offer to Exchange. The offer is not conditioned on a minimum number of options being tendered. Participation in the offer is completely voluntary.

           We are not making this offer to, nor will we accept any tender of eligible options from, any person in any jurisdiction in which the offer or the acceptance of any tender of eligible options would not comply with the laws of such jurisdiction. We may, however, at our discretion take any actions necessary for us to make the offer to eligible holders in any jurisdiction.

         Although our Board of Directors has approved the offer, neither we nor our Board of Directors makes any recommendation as to whether or not you should tender your eligible options for exchange. You must make your own decision whether to tender your eligible options. You should carefully review this Offer to Exchange in its entirety before deciding whether to elect to exchange your eligible options.

         Shares of our Class A common stock are listed for trading on the American Stock Exchange under the symbol "PAX." On December 18, 2002, the closing price of our Class A common stock as reported on the American Stock Exchange was $2.15 per share. Because the taxable income you will be deemed to realize upon the exercise of new options that will be issued to you if you accept the offer will depend upon the fair market value of our Class A common stock on the new option exercise date, and fair market value will be determined in accordance with the provisions of our 1998 Stock Incentive Plan based upon the closing sale price of our Class A common stock on the new option exercise date, we recommend that you obtain current market quotations of our Class A common stock before deciding whether to tender any of your eligible options for exchange. The total number of options you will receive, however, will not change, even if the closing price of our Class A common stock changes.

         You should direct questions about the offer, requests for assistance in completing the related documents and requests for additional copies of this Offer to Exchange or related documents to Cheryl Scully, Director of Investor Relations and Treasury of Paxson Communications Corporation, at telephone number
(561) 682-4211 or fax number (561) 659-4252.

         THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. ALL REFERENCES TO TAX CONSEQUENCES ARE FOR GUIDANCE ONLY. YOU SHOULD CONSULT WITH YOUR OWN TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES OF ELECTING TO PARTICIPATE IN THE OFFER.

                                    IMPORTANT


         If you wish to tender your eligible options for exchange, you must complete and sign the Election Form in accordance with its instructions, and fax or hand deliver it and any other required documents, including a duly executed original of the Stock Option Agreement relating to the new options, to Paxson Communications Corporation, Investor Relations, Attn: Cheryl Scully, 601 Clearwater Park Road, West Palm Beach, Florida 33401-6233, at fax number (561) 659-4252. Election Forms must be received before 5:00 p.m., Eastern Time, on January 22, 2003 (or a later expiration date if we extend the offer). Election Forms not received by us by the offer expiration date will be disregarded, even if sent by the offer expiration date.

         If you accept the offer and the price of our Class A common stock increases above the exercise price of your eligible options during the term of your eligible options, the value of the Class A common stock you receive upon exercise of your new options may be less than the value of the Class A common stock you would have received upon exercise of your eligible options. THEREFORE, WE CANNOT GUARANTEE THAT THE VALUE OF THE CONSIDERATION YOU RECEIVE BY PARTICIPATING IN THE OFFER WILL BE HIGHER THAN WHAT YOU WOULD RECEIVE IF YOU DO NOT EXCHANGE YOUR ELIGIBLE OPTIONS.

         WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER OR NOT YOU SHOULD EXCHANGE YOUR ELIGIBLE OPTIONS. YOU SHOULD RELY ONLY ON THE INFORMATION IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DOCUMENT, THE ELECTION FORM, THE STOCK OPTION AGREEMENT AND THE NOTICE TO CHANGE ELECTION. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.

                                TABLE OF CONTENTS


                                                                                                        Page
                                                                                                        ----

         SUMMARY TERM SHEET............................................................................. 1

         CERTAIN RISKS OF PARTICIPATION IN THE OFFER.................................................... 8

         INTRODUCTION .................................................................................  9

         PURPOSE OF THE OFFER ......................................................................... 11

         THE OFFER .................................................................................... 13

         1.   Eligibility.............................................................................. 13

         2.   Basic Terms ............................................................................. 13

         3.   Extension of Offer: Termination: Amendment .............................................. 14

         4.   Procedures for Tendering Options......................................................... 15

         5.   Withdrawal Rights and Change of Election................................................. 16

         6.   Acceptance of Eligible Options for Exchange and Issuance of New
               Options................................................................................. 17

         7.   Conditions of the Offer.................................................................. 18

         8.   Terms of New Options..................................................................... 19

         9.   The 1998 Stock Plan...................................................................... 22

         10.  Information Concerning Paxson............................................................ 24

         11.  Financial Information.................................................................... 24

         12.  Price Range of Shares Underlying the Options............................................. 25

         13.  Interests of Directors and Executive Officers: Transactions and
                Arrangements Concerning the Options.................................................... 26

         14.  Status of Options Acquired by Us in the Offer: Accounting
                Consequences of the Offer.............................................................. 26

         15.  Legal Matters: Regulatory Approvals...................................................... 26

         16.  Material U.S. Federal Income Tax Consequences............................................ 27

         17.  Fees and Expenses........................................................................ 29

         18.  Additional Information................................................................... 29

         19.  Miscellaneous............................................................................ 30

SCHEDULE A

SCHEDULE B

SCHEDULE C


                               SUMMARY TERM SHEET

         The following are answers to some of the questions that you may have about the offer, which we refer to as the Offer, to eligible holders of options to purchase Class A common stock of Paxson Communications Corporation with an exercise price of $7.25 per share or higher to exchange their options for new options to be granted under the Paxson Communications Corporation 1998 Stock Incentive Plan, which we refer to as the 1998 Stock Plan. We urge you to read carefully the remainder of this Offer to Exchange, the Election Form, the Notice to Change Election and the Stock Option Agreement because the information in this summary is not complete, and additional important information is contained in the remainder of this Offer to Exchange, the Election Form, the Notice to Change Election and the Stock Option Agreement, as well as our annual report on Form 10-K for the fiscal year ended December 31, 2001, our quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2002, June 30, 2002 and September 30, 2002, our Current Report on Form 8-K dated December 18, 2002 and the 1998 Stock Plan. We have included page references to the remainder of this Offer to Exchange where you can find a more complete description of the topics in this summary.

Q1.      WHAT SECURITIES ARE YOU OFFERING TO EXCHANGE?

Al. We are offering to exchange all outstanding options, whether or not exercisable, to purchase shares of our Class A common stock with an exercise price of $7.25 per share or higher that are held by eligible holders. In the case of eligible holders who are no longer employed by or providing services to us, the Offer does not extend to any options forfeited by such holders because they were not exercisable ("vested") as of the holder's service termination date.

Q2.      WHO IS ELIGIBLE TO PARTICIPATE IN THE OFFER?


A2. Our current directors, executive officers, other officers, employees and consultants, and those former employees or consultants selected by us whose relationship with us was terminated within the 90 day period prior to the commencement of the Offer, are eligible to participate in the Offer. Persons on maternity, medical or other temporary leaves of absence are eligible to participate in the Offer. Former employees and consultants not selected by us for participation in the Offer are not eligible to participate in the Offer. (Page 13)


Q3.      WHY IS PAXSON MAKING THE OFFER?

A3. We have traditionally sought to motivate our employees and to align employee and stockholder interests through grants of stock options. Most of our outstanding options, whether or not they are currently exercisable, have exercise prices that are significantly higher than the current market price of our Class A common stock. We believe that these options are unlikely to be exercised in the near future and are therefore not providing appropriate incentives to our employees. By making the Offer to exchange eligible options for new options granted under the 1998 Stock Plan that will have an exercise price of $.01 per share, and which must immediately be exercised, we intend to provide our eligible holders with a form of stock-based compensation that will provide greater incentives to remain employed with us and improve morale by realigning our stock-based compensation program to more closely reflect current market and economic conditions. Further, we are extending the Offer to certain persons whose employment or service relationship with us has recently ended due to company-wide reductions in force as part of the negotiated separation arrangements with such persons. (Page 11)



         We are also seeking to increase the number of shares of Class A common stock available for future awards under our 1998 Stock Plan. The Plan limits the number of shares as to which we may grant awards under the Plan to 9,803,292. We have few shares remaining available for future awards under the Plan. Options tendered in the Offer will be cancelled and the shares subject to cancelled options will become available for new awards under the Plan. Because of the one-for-two ratio in the Offer, we will gain the ability to grant future stock awards under the Plan with respect to one-half of the number of shares subject to tendered options.


Q4.      WHAT ARE THE CONDITIONS OF THE OFFER?


A4. The Offer is not conditioned on a minimum number of options being tendered. Participation in the Offer is completely voluntary. Eligible holders who desire to participate in the Offer must tender all, and not less than all, eligible options they hold. The conditions are described in Section 7 of this Offer to Exchange. (Page 17)


Q5.      HOW MANY NEW OPTIONS WILL I RECEIVE IN EXCHANGE FOR MY TENDERED
         OPTIONS?


A5. The Offer has a 1 for 2 ratio, meaning that, if you meet the eligibility requirements, and subject to the terms of the Offer, we will grant you a new option to purchase one share for every two shares issuable upon the exercise of eligible options you tender and that are accepted by us for exchange. For example, if your old option covered 2,000 shares of Class A common stock, all of which were unexercised, your new options will cover 1,000 shares of Class A common stock. We will grant the new options under our 1998 Stock Plan, subject to the provisions of the 1998 Stock Plan and applicable law and regulations. The new options and the shares of Class A common stock issued upon exercise of the new options will be subject to the terms of a Stock Option Agreement between you and Paxson, which you will be required to execute and deliver to us at the time you submit your completed Election Form tendering your eligible options. (Pages 13 and 20)


Q6.      WHEN WILL I RECEIVE MY NEW OPTIONS?


A6. We intend to grant the new options on the business day after the expiration date of the Offer, which is currently expected to be 5:00 p.m., Eastern Standard Time, on January 22, 2003 (or such later date and time as we may extend the Offer), which date and time we refer to as the Offer Expiration Date. (Page 19)


Q7. WILL MY DECISION TO TENDER MY ELIGIBLE OPTIONS IN THE OFFER AFFECT MY ELIGIBILITY TO RECEIVE OTHER OPTION GRANTS?

A7. No. Your eligibility to receive new option grants will not be affected by your decision to tender eligible options in the Offer. We do not expect, however, to grant to any person eligible to participate in the Offer any new options with terms similar to those we have generally granted in the past for at least six months after the expiration of the Offer, because of the adverse accounting consequences of any such grants. We may, however, grant additional options with very limited exercise periods, such as the one day exercise period of the new options to be granted in connection with the Offer.

Q8.      WILL I BE REQUIRED TO GIVE UP ALL MY RIGHTS TO THE CANCELLED OPTIONS?

A8. Yes. Once we have accepted options tendered by you, these options will be cancelled and you will no longer have any rights under them. We currently expect to accept all properly tendered options promptly following the Offer Expiration Date. You have the right to change your election regarding particular tendered options at any time before the Offer Expiration Date.

Q9.      HOW DO I TENDER MY ELIGIBLE OPTIONS?


A9. If you decide to tender your eligible options, we must receive, before the Offer Expiration Date, a properly completed and executed Election Form and any other documents required by the Election Form, including the executed Stock Option Agreement, via fax (fax number (561) 659-4252) or hand delivery to Paxson Communications Corporation, Investor Relations, Attn: Cheryl Scully, 601 Clearwater Park Road, West Palm Beach, Florida 33401-6233. We reserve the right to reject any or all tenders of options that we determine are not in appropriate form or that we determine are unlawful to accept. Subject to our rights to extend, terminate and amend the Offer, we currently expect that we will accept all properly tendered options promptly after the Offer Expiration Date. (Page 15)


Q10.     WHAT WILL THE EXERCISE PRICE OF THE NEW OPTIONS BE?


A10. The exercise price of the new options will be $0.01 (one cent) per share. (Page 20)


Q11.     WHEN WILL THE NEW OPTIONS VEST?


A11. The new options will vest immediately and will be exercisable for one business day consisting of the second business day after the Offer Expiration Date. (Page 20)


Q12. ARE THERE ANY RESTRICTIONS ON THE SHARES OF CLASS A COMMON STOCK TO BE ISSUED UPON EXERCISE OF THE NEW OPTIONS?

A12. If you are an eligible holder who remains employed by or otherwise providing services to us and your tendered options were not fully vested upon the Offer Expiration Date, a percentage of the new options you receive equal to the percentage of your tendered options which were not exercisable ("unvested") as of the Offer Expiration Date will be exercisable for shares which, even though issued immediately upon exercise of the new options, will be subject to forfeiture if you cease to perform services for us or any of our subsidiaries as an employee or in any other capacity before the one year anniversary of the Offer Expiration Date (unless you cease to perform services by reason of death, disability or termination of employment by us without cause, as "cause" is defined in the 1998 Stock Plan). We refer to these unvested shares as Unvested Shares. You will not be permitted to transfer Unvested Shares until the risk of forfeiture lapses. The balance of the shares issued upon exercise of the new options will be fully vested and transferable (subject to compliance with applicable laws and our stock trading policies). We refer to these shares as Vested Shares.

         If you are an eligible holder who is no longer employed by or otherwise providing services to us, you will receive new options which are exercisable in full for Vested Shares. You will not receive any new options or other consideration in respect of any unvested options forfeited by you on your service termination date.

Q13.     ARE THERE CIRCUMSTANCES WHERE I WOULD NOT BE GRANTED NEW OPTIONS?


A13. We are not aware of any circumstances which would prohibit us from granting new options to an eligible holder in respect of tendered eligible options. Should we discover such circumstances to exist, we intend to communicate with the affected eligible holder who would have the right to revoke the tender of eligible options. (Page 17)


Q14.     HOW DO I EXERCISE NEW OPTIONS GRANTED TO ME IN THE OFFER?



A14. You may exercise new options granted to you in exchange for your tendered eligible options by completing the "Notice of Exercise of the New Options" portion of the Election Form included with this Offer to Exchange in accordance with its instructions, and signing the Election Form and faxing or hand delivering it and any other required documents to Paxson Communications Corporation, Investor Relations, Attn: Cheryl Scully, 601 Clearwater Park Road, West Palm Beach, Florida 33401-6233, at fax number (561) 659-4252. The Election Form is the same document which you must submit in order to participate in the Offer and tender eligible options for exchange. You may also use the Election Form to indicate the manner in which you will pay the exercise price of new options and satisfy your obligations with respect to tax withholding upon exercise of new options. You may complete, sign and deliver the Election Form for these purposes at the same time you deliver an Election Form to tender your eligible options for exchange, or you may do so later, using a photocopy of the Election Form included with this Offer to Exchange, provided that in order to exercise any new options, we must receive a completed, signed and dated Election Form with all required information not later than 5:00 p.m., Eastern Time, on January 24, 2003 (or a later expiration date if we extend the offer), which date and time we refer to as the Option Expiration Date. If we receive your notice of exercise of new options on a properly completed, signed and dated Election Form before the Option Expiration Date, the Option Expiration Date will nonetheless be treated for all purposes as the option exercise date for your new options. If we do not receive your notice of exercise of new options on a properly completed, signed and dated Election Form by the Option Expiration Date, any new options granted to you will expire without being exercised. (Page 21)



Q15. WHAT HAPPENS TO MY OPTIONS IF I CHOOSE NOT TO TENDER THEM OR THEY ARE NOT ACCEPTED FOR EXCHANGE?


A15. Eligible options that are not tendered for exchange or that we do not accept for exchange will remain outstanding with their current exercise price and vesting schedule until you exercise them or they expire by their terms. (Page 10)


Q16. WILL I HAVE TO PAY TAXES IF I EXCHANGE ELIGIBLE OPTIONS IN THE OFFER AND EXERCISE NEW OPTIONS?

A16. If you exchange your eligible options for new options and exercise the new options, you will be taxed on the difference between the $.01 per share option exercise price and the fair market value of the Class A common stock on the option exercise date at ordinary income rates, except with respect to any Unvested Shares. With respect to your Unvested Shares, you will be taxed at ordinary income rates when the shares vest upon lapse of the risk of forfeiture, based upon the fair market value of the shares at that time, unless you make an election under Section 83(b) of the Internal Revenue Code with respect to the Unvested Shares, as discussed in Section 16 of this Offer to Exchange, to be taxed at ordinary income rates at the time you exercise your new options for Unvested Shares.


         Upon your exercise of new options, you will be required to remit to us an amount sufficient to satisfy tax withholding obligations with respect to the taxable ordinary income you realize, including any amount you elect to recognize as taxable ordinary income with respect to Unvested Shares pursuant to a Section 83(b) election under the Internal Revenue Code. You will be required to indicate in your Election Form the manner in which you will satisfy your obligation in respect of tax withholding, by choosing (1) to allow us to reduce the number of Vested Shares which would otherwise be issued to you upon exercise of new options and apply the fair market value of these Vested Shares as of the option exercise date to satisfaction of your tax withholding obligations; (2) to pay us cash in the amount of your tax withholding obligation; or (3) a combination of the foregoing methods which totals the required withholding amount. Your tax withholding obligation will be the sum of applicable FICA and Medicare payroll taxes, state and local income tax withholding, and a 27% withholding rate in respect of federal income taxes, in each case on the amount of taxable ordinary income you are deemed to have recognized. If withholding obligations are satisfied by a reduction of the number of Vested Shares issued, we will not issue fractional shares but will round down the net number of Vested Shares to be issued to the nearest whole share and increase the dollar amount deemed withheld by the value of any such fractional share. Our obligation to issue and deliver shares of Class A common stock to you upon the exercise of your new options will be subject to your satisfaction of the aforementioned obligations in respect of withholding for taxes. If you make a Section 83(b) election with respect to Unvested Shares and your service relationship with us should terminate under circumstances resulting in forfeiture of your Unvested Shares, you will not be able to recover any amounts paid to us, or Vested Shares not issued, in satisfaction of obligations for tax withholding with respect to Unvested Shares.



         We recommend that you consult with your own tax advisor regarding the tax consequences to you of participation in the Offer. (Page 27)


Q17.     HOW WILL PAXSON'S ACCEPTANCE OF MY TENDERED OPTIONS BE COMMUNICATED?


A17. Promptly after the Offer Expiration Date, we will notify you of the number of tendered options that we have accepted for exchange and the number of new options granted to you. New options are expected to be granted on the business day following the Offer Expiration Date and will be exercisable only on, and will expire at midnight on, the Option Expiration Date.

Q18. WHEN DOES THE OFFER EXPIRE? CAN THE OFFER BE EXTENDED, AND IF SO, HOW WILL I BE NOTIFIED IF IT IS EXTENDED?


A18. The Offer expires on January 22, 2003, at 5:00 p.m., Eastern Standard Time, unless we extend it. We may, in our sole discretion, extend the Offer at any time, but we cannot assure you that the Offer will be extended or, if it is extended, for how long. If the Offer is extended, we will make a public announcement of the extension no later than 6:00 a.m., Eastern Standard Time, on the next business day following the previously scheduled Offer Expiration Date. (Pages 9 and 14)


Q19.     DURING WHAT PERIOD OF TIME MAY I WITHDRAW PREVIOUSLY TENDERED OPTIONS?


A19. You may withdraw your tendered options at any time before the Offer Expiration Date, as we may extend it. To withdraw tendered options, you must deliver to us via fax (fax number (561) 659-4252) or hand delivery to Paxson Communications Corporation, Investor Relations, Attn: Cheryl Scully, Director of Investor Relations and Treasury, 601 Clearwater Park Road, West Palm Beach, Florida 33401-6233, a signed Notice to Change Election, with the required information while you still have the right to withdraw the tendered options. Once you have withdrawn options, you may re-tender your eligible options only by again following the delivery procedures described above prior to the Offer Expiration Date. (Page 16)


Q20.     CAN I CHANGE MY ELECTION REGARDING PARTICULAR TENDERED OPTIONS?


A20. Since you must tender all, and not less than all, of your eligible options if you wish to participate in the Offer, you may not change your election regarding particular tendered options, but you may elect to withdraw your tendered options as described in the preceding answer. (Page 16)


Q21.     DO PAXSON AND ITS BOARD OF DIRECTORS RECOMMEND THAT I ACCEPT THE OFFER?


A21. Although our Board of Directors has approved the offer, neither we nor our Board of Directors makes any recommendation as to whether or not you should tender your eligible options for exchange. You must make your own decision whether to tender your eligible options. You should carefully read this Offer to Exchange, the Election Form, the Notice to Change Election and the Stock Option Agreement in their entirety before deciding whether to elect to exchange your eligible options. For a summary of the risks relating to the Offer, please see "Certain Risks of Participating in the Offer" beginning on page 8 of this Offer to Exchange. For questions regarding tax implications or other investment related questions, you should talk to your own legal counsel, accountant and/or financial advisor. (Pages 12 and 27)


Q22.     WHO CAN I TALK TO IF I HAVE QUESTIONS ABOUT THE OFFER?

A22. For questions about the Offer, you should contact the Paxson representative, Cheryl Scully, in Investor Relations, at (561) 682-4211.

Q23.     WHERE CAN I OBTAIN COPIES OF THE DOCUMENTS CONSTITUTING THE OFFER?

A23. You can obtain copies of the documents constituting the Offer by contacting Cheryl Scully, in Investor Relations, at (561) 682-4211.


Q24. WHY DOESN'T PAXSON JUST REPRICE MY OPTIONS, AS I HAVE SEEN DONE AT OTHER COMPANIES?



A24. If we were to simply reprice options, we could be required to take significant future charges to our earnings if the value of our Class A common stock increases, thereby hindering our goal to reach profitability and adversely affecting our potential future earnings growth. While we will take a charge to earnings in connection with the Offer and the vesting of the Unvested Shares, we will avoid the unfavorable future accounting charge consequences which would result from repricing the options.
         (Page 26)



         Also, we are seeking to increase the number of shares available for future awards under the 1998 Stock Plan, as described in the answer to Question 3 above. Repricing the outstanding options would not allow us to achieve this result. (Page 11)


Q25.     WHY CAN'T I JUST BE GRANTED ADDITIONAL OPTIONS?

A25. We have a limited number of shares of Class A common stock available as to which we may grant stock-based compensation awards. The number of shares currently available under the 1998 Stock Plan would be insufficient to allow new grants of a meaningful number of options without the cancellation of a significant number of options which are currently outstanding. Through the Offer, we will gain the ability to grant new awards, including the new options, under the 1998 Stock Plan with respect to the shares of Class A common stock which are subject to the options tendered for cancellation.

Q26.     MAY I EXCHANGE UNVESTED OPTIONS?


A26. Yes. You may tender all or none of your eligible options, including options which are not yet vested. If you are an eligible holder who is no longer employed by or providing services to us, you hold only those options that were vested on your employment or service separation date, and therefore hold no unvested options. (Page 17)


Q27. MAY I EXCHANGE THE REMAINING PORTION OF AN OPTION THAT I HAVE ALREADY PARTIALLY EXERCISED?


A27. Yes, any remaining outstanding, unexercised eligible options can be exchanged, and must be tendered for exchange if you desire to participate in the Offer. (Page 17)


Q28. IF I AM EMPLOYED BY OR OTHERWISE PROVIDING SERVICES TO PAXSON AS OF THE COMMENCEMENT DATE OF THE OFFER AND I TENDER MY ELIGIBLE OPTIONS, WHAT HAPPENS TO MY TENDERED OPTIONS IF I AM NO LONGER EMPLOYED BY OR OTHERWISE PROVIDING SERVICES TO PAXSON AS OF THE OFFER EXPIRATION DATE?


A28. If you are employed by or otherwise providing services to us as of the commencement date of the Offer but not on the Offer Expiration Date, the options you tendered will be automatically reduced by the unvested tendered options that terminate by reason of your termination of employment or service. Your vested options, however, will still be exchanged in the Offer. The termination of your employment or service with us will not affect your right to withdraw your tendered options at any time before the Offer Expiration Date. (Page 20)



Q29. IF I TENDER MY ELIGIBLE OPTIONS AND THEN EXERCISE THE NEW OPTIONS I RECEIVE, WILL I RECEIVE CERTIFICATES WITH RESPECT TO MY NEW OPTION SHARES?



A29. No. Consistent with our administration of the 1998 Stock Plan before the Offer, if you exercise your new options, we will instruct our transfer agent to make an annotation in our stock transfer records evidencing the issuance of new shares of Class A common stock to you. As to Vested Shares, the transfer agent will then effect as promptly as reasonably practicable a book entry transfer of those shares to your broker's account with The Depository Trust Company (DTC) using DTC's Deposit/Withdrawal At Custodian (DWAC) system. The transfer agent will not make an immediate book entry transfer, however, with respect to Unvested Shares. Rather, the transfer agent will transfer those shares to your broker's account with DTC via DWAC only at such time as the restrictions upon those Unvested Shares lapse and you have satisfied your tax withholding obligations arising from the lapse of the restrictions upon those shares.



Q30. IF I DON'T NOTIFY PAXSON ON OR BEFORE THE OPTION EXPIRATION DATE OF MY INTENTION TO FILE A SECTION 83(B) ELECTION WITH THE IRS WITH RESPECT TO MY UNVESTED SHARES, AND ELECT ON OR BEFORE THE OPTION EXPIRATION DATE TO HAVE VESTED SHARES WITHHELD TO SATISFY MY TAX WITHHOLDING OBLIGATIONS ARISING FROM THAT ELECTION, CAN I LATER SATISFY MY TAX WITHHOLDING OBLIGATIONS ARISING FROM THE VESTING OF MY UNVESTED SHARES OR ANY SECTION 83(B) ELECTION I MAKE WITH RESPECT TO THE UNVESTED SHARES BY TENDERING SHARES TO PAXSON?



A30. No. You will only be permitted to satisfy your tax withholding obligations relating to your Unvested Shares through withholding of shares if you notify us of your intention to file a Section 83(b) election with the IRS on or before the Option Expiration Date and you notify us on or before the Option Expiration Date of your election to satisfy your tax withholding obligations arising from that election through withholding Vested Shares. Otherwise, you will be required to satisfy your tax withholding obligations relating to your Unvested Shares, whether those obligations arise from the lapse of the restrictions upon those Unvested Shares or from your making a Section 83(b) election with respect to those Unvested Shares, through payment to us in cash or by certified check.

                                  CERTAIN RISKS
                          OF PARTICIPATING IN THE OFFER

         PARTICIPATION IN THE OFFER INVOLVES A NUMBER OF POTENTIAL RISKS, INCLUDING THOSE DESCRIBED BELOW. THIS LIST AND THE RISK FACTORS, BEGINNING ON PAGE 17 (UNDER THE HEADING "FORWARD-"LOOKING STATEMENTS AND ASSOCIATED RISKS AND UNCERTAINTIES") IN OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001, FILED ON MARCH 14, 2002, AND ON PAGE 19 IN OUR QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2002, FILED ON NOVEMBER 14, 2002, HIGHLIGHT THE MATERIAL RISKS OF AN INVESTMENT IN OUR CLASS A COMMON STOCK. ELIGIBLE HOLDERS SHOULD CAREFULLY CONSIDER THESE RISKS AND ARE ENCOURAGED TO SPEAK WITH THEIR OWN INVESTMENT AND TAX ADVISORS AS NECESSARY BEFORE DECIDING WHETHER TO PARTICIPATE IN THE OFFER. IN ADDITION, WE STRONGLY URGE YOU TO READ THE REST OF THIS OFFER TO EXCHANGE, THE ELECTION FORM, THE NOTICE TO CHANGE ELECTION AND THE STOCK OPTION AGREEMENT, FOR A MORE DETAILED DISCUSSION OF THE RISKS WHICH MAY APPLY TO YOU, BEFORE DECIDING TO PARTICIPATE IN THE OFFER.



                             BUSINESS-RELATED RISKS


         For a description of risks related to Paxson's business, please see the risk factors beginning on page 17 (under the heading "Forward-Looking Statements and Associated Risks and Uncertainties") of our Annual Report on Form 10-K for the fiscal year ended December 31, 2001, and beginning on page 19 of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2002. See "Additional Information" beginning on page 29 of this Offer to Exchange for instructions on how you can obtain additional copies of these and of Paxson's other filings with the Securities and Exchange Commission (the "Commission").





                       RISKS RELATED TO THE NEW OPTIONS



RISK OF FORFEITURE OF UNVESTED SHARES


         Any Unvested Shares issued upon the exercise of the new options will be forfeited immediately if you cease to perform services for us or any of our subsidiaries as an employee or in any other capacity before the one year anniversary of the expiration date of this offer (unless you cease to perform services by reason of death, disability, termination as a result of a change of control or other termination of employment by us without cause). Therefore, if you voluntarily terminate your employment or your employment is terminated by us for cause, in either case before the one year anniversary of the expiration date of this offer, you will forfeit all of your Unvested Shares.





TERMINATION OF EMPLOYMENT DURING OFFER PERIOD


         If you are employed by or otherwise providing services to us as of the commencement date of the Offer but not on the Offer Expiration Date, the options you tendered will be automatically reduced by the unvested tendered options that terminate by reason of your termination of employment or service. Your vested options, however, will still be exchanged in the Offer.


FLUCTUATING MARKET PRICE; NO ASSURANCE OF PROFIT



         The public trading price of our Class A common stock fluctuates. The amount you ultimately realize upon any sale of Option Shares will depend upon the market value of the Class A common stock at such time as you elect to sell your Option Shares, which may be less than the public trading price of the Class A common stock as of the option exercise date, which is the value that will be used to determine the amount of taxable income you recognize upon your exercise of the new options. There is no assurance that you will ultimately realize proceeds from the sale of your Option Shares in excess of the amount of taxable income you recognized upon the exercise of the new options.



DILUTION



         The Offer is expected to result in the immediate issuance by us of a substantial number of new shares of Class A common stock, which will result in dilution of your ownership of our company. If we receive and accept tenders of all eligible options from eligible holders, subject to the terms and conditions of the Offer, we will grant new options to purchase a total of approximately 3,652,655 shares of Class A common stock. The shares issuable upon exercise of these new options would equal approximately 6% of the total shares of our Class A common stock outstanding as of December 10, 2002.

                                  INTRODUCTION

         We are offering eligible holders the opportunity to exchange eligible options for new options which we will grant under our 1998 Stock Plan. An "eligible option" refers to all options granted under the 1998 Stock Plan with an exercise price of $7.25 per share or higher, whether or not vested. An "eligible holder" refers to our current directors, executive officers, other officers, employees and consultants, and those former employees or consultants selected by us whose relationship with us was terminated within the 90 day period prior to the commencement of the Offer. Persons on maternity, medical or other temporary leaves of absence also constitute "eligible holders." We are making the Offer upon the terms and conditions described in this Offer to Exchange, the Election Form, the Notice to Change Election and the Stock Option Agreement (which together, as they may be amended from time to time, constitute the "Offer").


         If you meet the eligibility requirements, and subject to the terms of the Offer, we will grant to you, in exchange for the cancellation of your eligible stock options, new options to purchase one share of Class A common stock for each two shares of Class A common stock issuable upon exercise of your existing options tendered for exchange. We will offer those eligible holders who are no longer employed by or providing services to us new options to purchase one share of Class A common stock for each two shares of Class A common stock as to which the holder's tendered options were vested on that holder's employment or service separation date. In each case, the new options will be issued under the 1998 Stock Plan. Subject to the terms and conditions of the Offer, we will grant the new options on the business day after the Offer Expiration Date (referred to herein as either the "Cancellation Date" or the "Option Grant Date"). The exercise price per share of the new options will be $.01, with a one business day exercise period commencing and expiring on the Option Expiration Date.


         All tendered options accepted by us through the Offer will be cancelled promptly on the Cancellation Date. The Offer is currently scheduled to expire at 5:00 p.m. Eastern Standard Time on January 22, 2003, or such date and time as we may extend the Offer.

         The Offer is not conditioned on a minimum number of options being tendered. Participation in the Offer is completely voluntary. The Offer is subject to conditions that we describe in Section 7 of this Offer to Exchange.


         Exercise of the new options under the 1998 Stock Plan may be made, in whole or in part, by delivery of the Election Form which specifies the number of shares for which the option is being exercised and which is accompanied by the selected payment in full of the applicable exercise price and withholding taxes due. Payment of the exercise price for the new options must be made by (i) cash payment or certified check, or (ii) net exercise of the new options pursuant to which we will refrain from issuing a portion of the Vested Shares issuable upon the exercise of the options having a fair market value equal to the exercise price of the new options. If, by reason of an election to pay the exercise price through net exercise, the net number of Vested Shares issuable includes a fractional share, we will pay to the holder promptly following exercise an amount equal to the market value of that fractional share as of the close of business on the Option Expiration Date. A holder will not have the right to apply Unvested Shares to payment of the option exercise price.

         The new options shall vest immediately on the Option Grant Date. If you are currently employed by or otherwise providing services to us, a percentage of the number of shares of Class A common stock issuable upon exercise of the options ("Option Shares") equal to the percentage in which you are vested in your options tendered for exchange on the Offer Expiration Date will be fully vested and transferable (subject to compliance with applicable laws and our policies). The balance of the Option Shares, even though issued immediately upon exercise of the new options, will be subject to forfeiture if you cease to perform services for us or any of our subsidiaries as an employee or in any other capacity before the one year anniversary of the expiration date of this offer (unless you cease to perform services by reason of death, disability or termination of employment by us without cause). If you are not currently employed by or otherwise providing services to us, all of the Option Shares issued to you will be fully vested and transferable, and you will not receive any new options exercisable for Unvested Shares.


         Unvested Shares shall vest on the first anniversary of the Offer Expiration Date if you are still an employee of or providing services to Paxson at such time, or earlier (I) on such date as your employment with Paxson terminates as a result of your death or disability or because of a termination by us without cause, and (II) under the circumstances addressed in Section 9 of the Stock Option Agreement. Your Unvested Shares will be subject to forfeiture if you cease to perform services for us or any of our subsidiaries as an employee or in any other capacity before the one year anniversary of the Offer Expiration Date (unless you cease to perform services by reason of your death or disability or because of a termination by us without cause). The Compensation Committee of Paxson's Board of Directors (the "Committee"), in its sole discretion, may at any time accelerate the date on which any or all Unvested Shares shall cease to be subject to a risk of forfeiture. You will not be allowed to transfer any Unvested Shares prior to the date on which your Unvested Shares vest and cease to be subject to a risk of forfeiture.

         If you choose not to tender your eligible options for exchange or we do not accept your tendered eligible options for exchange, the options will retain their current exercise price and current vesting schedule and remain outstanding until you exercise them or they expire by their terms.

         Your tendered options will be available for regrant under our 1998 Stock Plan, as will Unvested Shares which are forfeited because of termination of employment prior to the one year vesting date.

         As of December 10, 2002, options to purchase 8,028,025 shares of Class A common stock were issued and outstanding under the 1998 Stock Plan. Of these issued and outstanding options, options to purchase 5,505,300 shares of Class A common stock, constituting approximately 69% of the shares of Class A common stock issuable upon the exercise of all options issued and outstanding under the 1998 Stock Plan, are "eligible options" and may be exchanged in the Offer. In addition, options to purchase 1,800,000 shares of Class A common stock which were not granted under the 1998 Stock Plan are "eligible options" and may be exchanged in the Offer for new options granted under the 1998 Stock Plan.

                              PURPOSE OF THE OFFER

         We have traditionally sought to motivate our employees and to align employee and stockholder interests through grants of stock options. Most of our outstanding options, whether or not they are currently exercisable, have exercise prices that are significantly higher than the current market price of our Class A common stock. We believe that these options are unlikely to be exercised in the near future and are therefore not providing appropriate incentives to our employees. By making the Offer to exchange eligible options for new options granted under the 1998 Stock Plan that will have an exercise price of $.01 per share, and which must immediately be exercised, we intend to provide our eligible holders with a form of stock-based compensation that will provide greater incentives to remain employed with us and improve morale by realigning our stock-based compensation program to more closely reflect current market and economic conditions. Further, we are extending the Offer to certain persons whose employment or service relationship with us has recently ended due to company-wide reductions in force as part of the negotiated separation arrangements with such persons.


         We are also seeking to increase the number of shares of Class A common stock available for future rewards under our 1998 Stock Plan. The Plan limits the number of shares as to which we may grant awards under the Plan of 9,803,292. We have few shares remaining available for future awards under the Plan. Options tendered in the Offer will be cancelled and the shares subject to cancelled options will become available for new awards under the Plan. Because of the one-for-two ratio in the Offer, we will gain the ability to grant future stock awards under the Plan with respect to one-half of the number of shares subject to tendered options.


         Subject to the above, and except as otherwise disclosed in this Offer to Exchange or in our filings with the Commission, we presently have no plans or proposals that relate to or would result in:

         o any extraordinary transaction, such as a merger, consolidation, reorganization or liquidation, involving us or any of our subsidiaries;

         o any purchase, sale or transfer of a material amount of our assets or any of our subsidiaries;

         o any material change in our present dividend policy, or our indebtedness or capitalization;

         o any change in our present Board of Directors or management, including a change in the number or term of directors or to fill any existing board vacancies or to change any executive officer's material terms of employment;

         o any other material change in our corporate structure or business;

         o our Class A common stock being delisted from a national securities exchange or not being authorized for quotation in an automated quotation system operated by a national securities association;

         o our Class A common stock becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         o        the suspension of our obligation to file reports pursuant to
                  Section 15(d) of the Exchange Act;

         o the acquisition by any person of an amount of our securities or the disposition of an amount of any of our securities; or

         o any change in our charter or bylaws, or any actions which may impede the acquisition of control of us by any person.

         Although our Board of Directors has approved the offer, neither we nor our Board of Directors makes any recommendation as to whether or not you should tender your eligible options for exchange. You must make your own decision whether to tender your eligible options. You should carefully read this Offer to Exchange, the Election Form, the Notice to Change Election and the Stock Option Agreement in their entirety before deciding whether to elect to exchange any of your eligible options. For a summary of the risks relating to the Offer, please see "Certain Risks of Participating in the Offer" beginning above on page 8. For questions regarding tax implications or other investment related questions, you should talk to your own legal counsel, accountant and/or financial advisor.

                                    THE OFFER

         1. ELIGIBILITY.

         Eligible holders may participate in the Offer. Our current directors, executive officers, other officers, employees and consultants, and those former employees or consultants selected by us whose relationship with us was terminated within the 90 day period prior to the commencement of the Offer, and persons on maternity, medical or other temporary leaves of absence, are all "eligible holders". Former employees and consultants not selected by us for participation in the Offer are not eligible to participate in the Offer.

         Subject to the terms and conditions of the Offer, if we do not extend the date the Offer is set to expire and your options are properly tendered, you will be granted new options on the Option Grant Date.

         2. BASIC TERMS.

         Subject to the terms and conditions of the Offer, we will exchange all outstanding eligible options to purchase shares of Class A common stock tendered in the Offer for new options we will grant under the 1998 Stock Plan. An "eligible option" refers to all outstanding options having an exercise price of $7.25 per share or higher. In the case of eligible holders who are no longer employed by or providing services to us, the Offer does not extend to any options which were not vested as of the holder's service termination date, as these options have been terminated. The eligible options must be properly tendered and not validly withdrawn in accordance with Section 5 before the Offer Expiration Date.

         Eligible holders who elect to participate in the offer must tender all, and not less than all, eligible options they hold. If your eligible options are properly tendered and accepted for exchange, we will grant you one new option to purchase one share of Class A common stock for every two shares issuable upon the exercise of the options you are tendering. All new options will be subject to the terms of:

         o        the 1998 Stock Plan; and

         o        the Stock Option Agreement between you and us.

         Once we have accepted your tendered eligible options, your tendered options will be cancelled and you will no longer have any rights under those options. We currently expect to accept all properly tendered options promptly following the Offer Expiration Date. Since you must tender all, and not less than all, of your eligible options if you wish to participate in the Offer, you may not change your election regarding particular tendered options, but you may elect to withdraw your tendered options as described in Section 5 below.

         Eligible options that are not tendered for exchange or that we do not accept for exchange will remain outstanding with their current exercise price and vesting schedule until you exercise them or they expire by their terms.

         If you decide to tender your options or withdraw your tendered options, we must receive, before the Offer Expiration Date, a properly completed and executed Election Form, an executed Stock Option Agreement and any other documents required by the Election Form, or as the case may be, a Notice to Change Election. See Section 3 of this Offer to Exchange for a description of our rights to extend, delay, terminate and amend the Offer.

         We will notify you of any material change in the information contained in this Offer to Exchange in the manner required by applicable law.

         For purposes of the Offer, a "business day" means any day other than a Saturday, Sunday or U. S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern Standard Time.

         3. EXTENSION OF OFFER; TERMINATION; AMENDMENT.

         We expressly reserve the right, in our sole discretion, at any time and from time to time, and if any event listed in Section 7 has occurred or is deemed by us to have occurred, to extend the period of time during which the Offer is open and thereby delay the acceptance for exchange of any eligible options by giving oral or written notice of such extension to the option holders or making a public announcement thereof.


         We also expressly reserve the right, in our reasonable judgment, prior to the Offer Expiration Date to terminate or amend the Offer and to postpone our acceptance and cancellation of any eligible options tendered for exchange, if any event listed in Section 7 has occurred or is deemed by us to have occurred, by giving oral or written notice of such termination or postponement to you or by making a public announcement thereof. Our reservation of the right to delay our acceptance and cancellation of eligible options tendered for exchange is limited by Rule 13e-4(f)(5) promulgated under the Exchange Act, which requires that we must pay the compensation offered or return the options tendered promptly after termination or withdrawal of a tender offer.


         Subject to compliance with applicable law, we further reserve the right, in our sole discretion, and regardless of whether any event listed in
Section 7 has occurred or is deemed by us to have occurred, to amend the Offer in any respect, including, without limitation, by decreasing or increasing the consideration offered in the Offer to eligible holders or by decreasing or increasing the number of options being sought in the Offer.

         Amendments to the Offer may be made at any time and from time to time by public announcement of the amendment. In the case of an extension, the amendment must be issued no later than 5:00 p.m., Eastern Standard Time, on the next business day after the last previously scheduled or announced Offer Expiration Date. Any public announcement made regarding the Offer will be disseminated promptly to eligible holders in a manner reasonably designed to inform option holders of the change.

         If we materially change the terms of the Offer or the information concerning the Offer, or if we waive a material condition of the Offer, we will extend the Offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Exchange Act. These rules provide that the minimum period during which an Offer must remain open following material changes in the terms of the Offer or information concerning the Offer, other than a change in price or a change in percentage of securities sought, will depend on the facts and circumstances, including the relative materiality of such terms or information.

         If we decide to take any of the following actions, we will publish notice or otherwise inform you in writing of these actions:

         o we increase or decrease the amount of consideration offered for the options;

         o we decrease the number of options eligible to be tendered in the Offer; or

         o we increase the number of options eligible to be tendered in the Offer by an amount that exceeds 2% of the shares issuable upon exercise of the options that are subject to the Offer immediately prior to the increase.

         If the Offer is scheduled to expire within ten business days from, and including, the date that notice of such increase or decrease is first published, sent or given in the manner specified in this Section, we will extend the Offer so that the Offer is open at least ten business days following the publication, sending or giving of notice.

         4. PROCEDURES FOR TENDERING OPTIONS.

         PROPER TENDER OF OPTIONS.

         To validly tender your eligible options through the Offer, we must receive, before the Offer Expiration Date, a properly completed and executed Election Form, an executed Stock Option Agreement and any other documents required by the Election Form via fax (fax number (561) 659-4252) or hand delivery to Paxson Communications Corporation, Investor Relations, Attn: Cheryl Scully, 601 Clearwater Park Road, West Palm Beach, Florida 33401-6233. We reserve the right to reject any or all tenders of options that we determine are not in appropriate form or that we determine are unlawful to accept.

         THE DELIVERY OF ALL DOCUMENTS, INCLUDING THE ELECTION FORM, AN EXECUTED STOCK OPTION AGREEMENT AND ANY NOTICE TO CHANGE ELECTION AND ANY OTHER REQUIRED DOCUMENTS, IS AT YOUR RISK. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

         DETERMINATION OF VALIDITY; REJECTION OF OPTIONS; WAIVER OF DEFECTS; NO OBLIGATION TO GIVE NOTICE OF DEFECTS.

         We will determine, in our sole discretion, all questions as to the form of documents and the validity, form, eligibility, including time of receipt, and acceptance of any tender of eligible options. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any or all tenders of eligible options that we determine are not in appropriate form or that we determine are unlawful to accept. Otherwise, we will accept properly and timely tendered eligible options that are not validly withdrawn. We also reserve the right to waive any of the conditions of the Offer or any defect or irregularity in any tender of any particular options or for any particular option holder, provided that if we grant any such waiver, it will be granted to all eligible holders and tenders of eligible options. No tender of eligible options will be deemed to have been properly made until all defects or irregularities have been cured by the tendering option holder or waived by us. Therefore, if you intend to tender eligible options for exchange, we urge you to tender as soon as possible so that, if there are any omissions, ambiguities or other defects in your Election Form, you will have time to correct those omissions, ambiguities or other defects prior to the Offer Expiration Date. Notwithstanding the preceding sentence, however, neither we nor any other person is obligated to give notice of any defects or irregularities in tenders, nor will anyone incur any liability for failure to give any notice. This is a one-time offer, and we will strictly enforce the Offer period (i.e., December 23, 2002 through the Offer Expiration
Date), subject only to an extension which we may grant in our sole discretion.

         OUR ACCEPTANCE CONSTITUTES AN AGREEMENT.

         Your tender of eligible options pursuant to the procedures described above constitutes your acceptance of the terms and conditions of the Offer. OUR ACCEPTANCE FOR EXCHANGE OF YOUR ELIGIBLE OPTIONS TENDERED BY YOU THROUGH THE OFFER WILL CONSTITUTE A BINDING AGREEMENT BETWEEN PAXSON AND YOU UPON THE TERMS AND SUBJECT TO THE CONDITIONS OF THE OFFER.

         Subject to our rights to extend, terminate and amend the Offer, we currently expect that we will accept promptly after the expiration of the Offer all properly tendered options that have not been validly withdrawn.

         5. WITHDRAWAL RIGHTS AND CHANGE OF ELECTION.


         You may only withdraw your tendered options or change your election in accordance with the provisions of this Section 5. You may withdraw your tendered options at any time before the Offer Expiration Date. In addition, pursuant to Rule 13e-4(f)(2)(ii) promulgated under the Exchange Act, if we do not accept your options for exchange before February 20, 2003, the fortieth business day from the commencement of the Offer, you may withdraw such options at any time after February 20, 2003. Once you have withdrawn options, you may re-tender your eligible options only by again following the delivery procedures described above prior to the Offer Expiration Date.


         To validly withdraw tendered options, you must deliver to Paxson Communications Corporation, Investor Relations, Attn: Cheryl Scully, 601 Clearwater Park Road, West Palm Beach, Florida 33401-6233, via fax (fax number
(561) 659-4252) or hand delivery, in accordance with the procedures listed in
Section 4 above, a signed and dated Notice to Change Election, with the required information, while you still have the right to withdraw the tendered options.

         To validly change your election regarding the tender of your eligible options, you must deliver a new Election Form to Paxson Communications Corporation, Investor Relations, Attn: Cheryl Scully, 601 Clearwater Park Road, West Palm Beach, Florida 33401-6233, via fax (fax number (561) 659-4252) or hand delivery, in accordance with the procedures listed in Section 4 above. If you deliver a new Election Form that is properly signed and dated, it will replace any previously submitted Election Form, which will be disregarded. Since you must tender all, and not less than all, of your eligible options if you wish to participate in the Offer, you may not change your election regarding particular tendered options, but you may elect to withdraw your tendered options as described in this Section 5.

         Except as described in the following sentence, the Notice to Change Election and the new Election Form must be executed by the option holder who tendered the options to be withdrawn exactly as the option holder's name appears on the option agreement or agreements evidencing such options. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, the signer's full title and proper evidence of the authority of such person to act in that capacity must be indicated on the Notice to Change Election or any new Election Form.

         You may not rescind any withdrawal, and upon any withdrawal your tendered eligible options will thereafter be deemed not properly tendered for purposes of the Offer, unless you properly re-tender those eligible options before the Offer Expiration Date by following the procedures described in this
Section 5 and in the new Election Form.

         Neither we nor any other person is obligated to give notice of any defects or irregularities in any Notice to Change Election or any new Election Form, nor will anyone incur any liability for failure to give any notice. We will determine, in our sole discretion, all questions as to the form and validity, including time of receipt, of Notice to Change Election and new Election Form. Our determination of these matters will be final and binding.

         6. ACCEPTANCE OF ELIGIBLE OPTIONS FOR EXCHANGE AND ISSUANCE OF NEW OPTIONS.

         Upon the terms and conditions of the Offer and promptly following the Offer Expiration Date, we will accept for exchange and cancel eligible options properly tendered and not validly withdrawn before the Offer Expiration Date. Once the eligible options are cancelled, you will no longer have any rights with respect to those options. Subject to the terms and conditions of the Offer, if your eligible options are properly tendered and accepted for exchange, these options will be cancelled as of the date of our acceptance, which we anticipate to be the Cancellation Date, on which date you will be granted the new options.


         The Offer has a 1 for 2 ratio, meaning that if you meet the eligibility requirements, and subject to the terms of the Offer, we will grant to you, in exchange for the cancellation of your eligible stock options, new options to purchase one share of Class A common stock for each two shares of Class A common stock issuable upon exercise of your existing options tendered for exchange. For example, if you tender an old option that covered 2,000 shares, all of which were unexercised, your new option will cover 1,000 shares. New options will be granted under the 1998 Stock Plan, unless prevented by law or applicable regulations. The option grants you receive on the Option Grant Date will be subject to the Stock Option Agreement between you and us.


         If you are eligible to participate in and elect to participate in the Offer, you must tender all, but not less than all, of your eligible options.

         For purposes of the Offer, we will be deemed to have accepted for exchange options that are validly tendered and not properly withdrawn as, if and when we give oral or written notice to the option holders of our acceptance for exchange of such options, which notice may be made by press release, inter-office memorandum or e-mail. Subject to our rights to extend, terminate and amend the Offer, we currently expect that we will accept promptly following the Offer Expiration Date all properly tendered eligible options that are not validly withdrawn.

         7. CONDITIONS OF THE OFFER.

         Notwithstanding any other provision of the Offer, we will not be required to accept any options tendered for exchange, and we may terminate or amend the Offer, or postpone our acceptance and cancellation of any options tendered for exchange, in each case, subject to Rule 13e-4(f)(5) under the Exchange Act, if at any time on or after December 23, 2002 and prior to the Offer Expiration Date any of the following events has occurred, or has been determined by us to have occurred, and, in our reasonable judgment in any case and regardless of the circumstances giving rise to the event, including any action or omission to act by us, the occurrence of such event or events makes it inadvisable for us to proceed with the Offer or with such acceptance and cancellation of options tendered for exchange:

         o there shall have been threatened or instituted or be pending any action or proceeding by any governmental, regulatory or administrative agency or authority that directly or indirectly challenges the making of the Offer, the acquisition of some or all of the tendered options pursuant to the Offer, or the issuance of new options, or otherwise relates in any manner to the Offer, or that, in our reasonable judgment, could materially and adversely affect our business, condition, income, operations or prospects or materially impair (such as by increasing the accounting or other costs of the Offer to
                  us) the contemplated benefits of the Offer to us where the contemplated benefits include the opportunity for us to align employee and stockholder interests and offer eligible holders a valuable incentive to stay with us and to achieve high levels of performance;

         o there shall have been any action threatened, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Offer or us, by any court or any authority, agency or tribunal that, in our reasonable judgment, would or might directly or indirectly:

                  (a) make the acceptance for exchange of, or issuance of new options for, some or all of the tendered options illegal or otherwise restrict or prohibit consummation of the Offer or otherwise relates in any manner to the Offer;

                  (b) delay or restrict our ability, or render us unable, to accept for exchange, or issue new options for, some or all of the tendered options;

                  (c) materially impair (such as by increasing the accounting or other costs of the Offer to us) the contemplated benefits of the Offer to us where the contemplated benefits include the opportunity for us to align employee and stockholder interests and offer eligible holders a valuable incentive to stay with us and to achieve high levels of performance; or

                  (d) materially and adversely affect our business, condition, income, operations or prospects or materially impair the contemplated benefits (as described above) of the Offer to us;

         o a tender or exchange offer for some or all of our shares of Class A common stock, or a merger or acquisition proposal for us, shall have been proposed, announced or made by another person or entity or shall have been publicly disclosed;


         o any change or changes shall have occurred in our business, condition, assets, income, operations, prospects or stock ownership that, in our reasonable judgment, is materially adverse to us or will materially and adversely impair the contemplated benefits (as described above) of the Offer to us.



         The conditions of the Offer are for our benefit. We may assert them in our sole discretion regardless of the circumstances giving rise to them before the Offer Expiration Date. We may waive them, in whole or in part, at any time and from time to time prior to the Offer Expiration Date, in our sole discretion, whether or not we waive any other condition of the Offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights. The waiver of any of these rights with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances. Any determination we make concerning the events described in this Section 7 of this Offer to Exchange will be final and binding upon all persons.


         8. TERMS OF NEW OPTIONS.

         ISSUANCE OF NEW OPTIONS.


         We will issue new options to purchase Option Shares under the 1998 Stock Plan in exchange for the eligible options properly tendered and accepted for exchange by us, which will be cancelled. We will grant to you, in exchange for the cancellation of your eligible stock options, new options to purchase one Option Share for each two shares of Class A common stock issuable upon exercise of your existing options tendered for exchange and which are accepted by us for exchange. We will offer those eligible holders who are no longer employed by or providing services to us new options to purchase one share of Class A common stock for each two shares of Class A common stock as to which the holder's tendered options were vested on that holder's employment or service separation date. If we receive and accept tenders of all eligible options from eligible holders, subject to the terms and conditions of the Offer, we will grant new options to purchase a total of approximately 3,652,655 shares of Class A common stock. The shares issuable upon exercise of these new options would equal approximately 6% of the total shares of our Class A common stock outstanding as of December 10, 2002 and approximately 46% of the total number of shares of Class A common stock issuable upon the exercise of options outstanding under the 1998 Stock Plan as of December 10, 2002.


         TERMS OF NEW OPTIONS.

         The terms and conditions of the new options may vary from the terms and conditions of the eligible options tendered for exchange, which variations will include the following:

         o        The grant date of the new options will be the Option Grant
                  Date;

         o The exercise price of the new option will be as described below (see "Exercise Price");

         o The exercise period of the new option will be as described below (see "Term"); and

         o The vesting schedule of the Unvested Shares issuable upon the exercise of the new option will be as described below (see "Option Share Vesting").

         You will also be required to enter into a Stock Option Agreement with us. You must deliver an executed original of your Stock Option Agreement to us with your completed Election Form.

         TERM.


         Your new option will be exercisable for a one-day period commencing on the Option Expiration Date and expiring at midnight, Eastern Standard Time, on the Option Expiration Date. If we receive your notice of exercise of new options on a properly completed, signed and dated Election Form before the Option Expiration Date, the Option Expiration Date will nonetheless be treated for all purposes as the option exercise date for your new options.


         EXERCISE PRICE.

         For all eligible holders who participate in the Offer, the new options will have an exercise price per share of $.01.

         OPTION SHARE VESTING.

         If you are not currently employed by or otherwise providing services to us, all of your Option Shares will be fully vested and transferable, and you will not receive any new options exercisable for Unvested Shares.

         If you are currently employed by or otherwise providing services to us, a percentage of the Option Shares equal to the percentage in which you are vested in your options tendered for exchange as of the Offer Expiration Date will be fully vested and transferable (subject to compliance with applicable laws and our policies). The balance of the Option Shares, even though issued immediately upon exercise of the new options, will be unvested until the first anniversary of the Offer Expiration Date, and will be forfeited if your employment by Paxson terminates prior to that time other than as a result of your death or disability, or a change of control with respect to us or termination of employment by us without cause. Unvested Shares will cease to be subject to forfeiture, however, effective immediately, (I) if your employment with Paxson terminates as a result of your death or disability, or a change of control with respect to us or because you are terminated by us without cause, and (II) upon the occurrence of a change of control with respect to us. The Committee, in its sole discretion, may at any time accelerate the date on which your interest in any or all of the Unvested Shares shall cease to be subject to a risk of forfeiture.

         If you are employed by or otherwise providing services to us as of the commencement date of the Offer but not on the Offer Expiration Date, the options you tendered will be automatically reduced by the unvested tendered options that terminate by reason of your termination of employment or service. Your vested options, however, will still be exchanged in the Offer.

         OPTION SHARE RESTRICTIONS

         You will not be allowed to transfer any Unvested Shares prior to the date on which the Unvested Shares vest and cease to be subject to a risk of forfeiture.

         PAYMENT OF EXERCISE PRICE.


         Exercise of the new options under the 1998 Stock Plan may be made, in whole or in part, by delivery of the Election Form, which specifies the number of Option Shares for which the option is being exercised and which is accompanied by the selected payment in full of the applicable exercise price and withholding taxes due. Payment of the exercise price for the new options under the 1998 Stock Plan must be made by (i) cash payment or certified check, or (ii) net exercise of the new options pursuant to which we will refrain from issuing a portion of the Vested Shares having a fair market value equal to 100% or a lesser percentage of the full exercise price applicable to your exercise of the new options. If, by reason of an election to pay the exercise price through net exercise, the net number of Vested Shares issuable includes a fractional share, we will pay to the holder promptly following exercise an amount equal to the fair market value of that fractional share as of the close of business on the Option Expiration Date. A holder will not have the right to apply Unvested Shares to payment of the option exercise price.


         ADJUSTMENTS UPON CERTAIN EVENTS.

         If there is a change in our capitalization, such as a stock split, reverse stock split, stock dividend or other similar event, and the change results in an increase or decrease in the number of issued and outstanding shares of our Class A common stock without receipt of consideration by us, an appropriate adjustment will be made to the price of each option and the number of Option Shares subject to each option.

         TRANSFERABILITY OF OPTIONS.

         Unless otherwise determined by us, the new options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during your lifetime, only by you. If we make an option transferable, such option shall contain such additional terms and conditions as we deem appropriate.


         SHARE CERTIFICATES



         You will not receive a certificate evidencing your ownership of Option Shares. Consistent with our administration of the 1998 Stock Plan before the Offer, if you exercise your new options, we will instruct our transfer agent to make an annotation in our stock transfer records evidencing the issuance of Option Shares to you. As to Vested Shares, the transfer agent will then effect, as promptly as reasonably practicable, a book entry transfer of those shares to your broker's account with DTC via DWAC. As to Unvested Shares, the transfer agent will transfer those shares to your broker's account with DTC via DWAC only at such time as the restrictions upon those Unvested Shares lapse and you have satisfied your tax withholding obligations arising from the lapse of the restrictions upon those Unvested Shares .


         U.S. FEDERAL INCOME TAX CONSEQUENCES.

         You should refer to Section 16 of this Offer to Exchange for a discussion of the U.S. federal income tax consequences relating to the new options, and the eligible options tendered for exchange, as well as the consequences of accepting or rejecting the new options under the Offer.

         ACCOUNTING CONSEQUENCES.

         You should refer to Section 14 of this Offer to Exchange for a discussion of the financial accounting consequences relating to the new options, the options tendered for exchange, as well as the consequences of the Offer to us.

         9. THE 1998 STOCK PLAN.

         The following description summarizes some of the material terms of the 1998 Stock Plan that will apply to the options and the Option Shares.

         GENERAL.


         The maximum number of shares of Class A common stock currently reserved for issuance under the 1998 Stock Plan is 9,803,292. As of December 10, 2002, 783,992 shares of Class A common stock remain available for awards under the 1998 Stock Plan. On December 16, 2002, our Board of Directors approved an amendment to the 1998 Stock Plan, subject to stockholder approval, to increase the number of shares available for issuance thereunder by 1,000,000 plus the number of additional shares (up to 1,700,000) subject to non-Plan options that are tendered and cancelled in connection with the Offer. Our 1998 Stock Plan permits the granting of options that qualify as incentive stock options (ISOs) as well as nonstatutory stock options (NSOs). To date, no ISOs have been granted under the 1998 Stock Plan.


         ADMINISTRATION.

         The 1998 Stock Plan is administered by the Compensation Committee of our Board of Directors. Subject to the other provisions of the 1998 Stock Plan, the Committee has the power to determine the terms and conditions of the options granted, including the fair market value of and the number of shares subject to the option and the exercisability of the options. The Committee has full and exclusive power to construe and interpret the 1998 Stock Plan, to prescribe, amend, and rescind rules and regulations relating to the 1998 Stock Plan, and to take all actions necessary or advisable for the 1998 Stock Plan's administration. The Committee also has the power to determine the duration and purposes of leaves of absence which may be granted to a holder without constituting a termination of the holder's employment for purposes of the 1998 Stock Plan.

         STOCK OPTIONS.

         During any 12-month period, the Committee may not grant to any person options under the 1998 Stock Plan to purchase more than a total of 2,000,000 shares of Class A common stock.

         "Fair market value" with respect to the Class A common stock is defined in the 1998 Stock Plan as:

         o if the Class A common stock is listed for trading on a national securities exchange, the closing sale price, regular way, of the Class A common stock on the principal national securities exchange on which the Class A common stock is listed for trading on the trading day next preceding the date as of which fair market value is being determined, or if no sale is reported on such date, the average of the closing bid and asked prices of the Class A common stock on such exchange on such date;

         o if the Class A common stock is not listed for trading on any national securities exchange but is listed or quoted on the NASDAQ Stock Market, the closing sale price of the Class A common stock on the trading day next preceding the date as of which fair market value is being determined as reported in NASDAQ, or if no sale is reported on such date, the average of the closing bid and asked prices of the Class A common stock on such day as reported in NASDAQ; and

         o if the Class A common stock is not publicly traded on the date as of which fair market value is being determined, our Board of Directors shall determine the fair market value, using such factors as our Board of Directors considers relevant, such as the price at which recent sales have been made, the book value of the Class A common stock, and our current and projected earnings.

         RESTRICTED STOCK.

         All Unvested Shares will be treated as restricted stock for purposes of the 1998 Stock Plan. Shares of restricted stock granted under the 1998 Stock Plan may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable period of restriction established by the Committee at the date of grant, or upon earlier satisfaction of any other conditions as specified in the Stock Option Agreement.


         As described above under "TERMS OF NEW OPTIONS -- SHARE CERTIFICATES," we do not intend to issue certificates evidencing Option Shares. If any such certificates are issued, however, each such certificate representing Unvested Shares will bear the following legend:


                  The sale or other transfer of the Shares represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Paxson Communications Corporation 1998 Stock Incentive Plan, as amended, and in a Stock Option Agreement, dated January 23, 2003. A copy of the 1998 Stock Plan and the Stock Option Agreement may be obtained from the Chief Financial Officer of Paxson Communications Corporation.

         The holder shall be entitled to have this legend removed from the Unvested Share certificate after the Unvested Shares vest. Except for restrictions on transfer and other restrictions imposed by the Committee, the holder shall be the owner of the Unvested Shares and shall have all the rights of a stockholder, including the right to receive dividends or other distributions paid with respect to such Unvested Shares and the right to vote such Unvested Shares. If any dividends or distributions are paid in shares of stock, such shares shall be subject to the same restrictions on transferability and forfeitability as the Unvested Shares with respect to which they were paid.

         DURATION OF PLAN.

         Awards may be granted under the 1998 Stock Plan only during the ten years immediately following the original effective date of the 1998 Stock Plan. Accordingly, awards may not be granted under the 1998 Stock Plan after June 12, 2008.

         DESIGNATION OF BENEFICIARY.

         Each eligible holder tendering options in the Offer may file with us a written designation of a beneficiary to receive, in the event of the holder's death, any rights to which the holder may be entitled under the 1998 Stock Plan. If no such beneficiary is designated or if the beneficiary so designated does not survive the holder, the estate of such holder shall be deemed to be his beneficiary. A holder may, by written notice to the Committee, change his or her beneficiary designation.

         APPLICABLE LAW.

         The validity, interpretation and enforcement of the 1998 Stock Plan are governed in all respects by the laws of Delaware and the United States.

         AMENDMENT AND TERMINATION.

         Our Board of Directors may alter, amend, or terminate the 1998 Stock Plan from time to time without approval of our stockholders. Our Board of Directors may, however, condition any amendment on the approval of our stockholders if such approval is necessary or advisable with respect to tax, securities or other laws applicable to our business, the 1998 Stock Plan, the participants or eligible persons. Any amendment, whether with or without stockholder approval, that alters the terms or provisions of an option, Option Share or other award granted before the amendment (unless the alteration is expressly permitted under the 1998 Stock Plan) will be effective only with the consent of the holder to whom the option, Option Share or other award was granted or the holder currently entitled to exercise control with respect to the option, Option Share or other award.

         10. INFORMATION CONCERNING PAXSON.

         Our principal executive offices are located at 601 Clearwater Park Road, West Palm Beach, Florida 33401-6233, and our telephone number is (561) 682-4211. We were incorporated in Delaware.

         11. FINANCIAL INFORMATION.


         You should review our Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2002 for important financial and other information about us. Complete copies of each of these documents may be inspected at, and additional copies may be obtained from, the same places and in the same manner as set forth under Section 18 --"Additional Information."



                         UNAUDITED PRO FORMA INFORMATION





    Assuming all holders of eligible options participate in the Offer, the exchange will result in the issuance of approximately 3.7 million shares of Class A common stock and a fixed non-cash stock-based compensation expense based on the closing price of the Class A common stock on the date the Option Shares are issued. This non-cash expense will be recognized over the vesting period of the underlying Option Shares. In addition, any remaining deferred stock compensation expense associated with the tendered options will be recognized over the vesting period of the underlying Option Shares. Outstanding eligible options held by individuals not participating in the Offer will be subject to variable stock option accounting.



    The following unaudited pro forma statement of operations, per share and other data for the nine months ended September 30, 2002 and for the year ended December 31, 2001 has been prepared assuming the Offer was consummated as of January 1, 2001 with full participation, resulting in a fixed non-cash stock-based compensation expense of approximately $9.2 million (based on our closing stock price on January 7, 2003 of $2.51 per share) which would have been fully recognized during the year ended December 31, 2001. In addition, the remaining deferred stock compensation expense at December 31, 2001 totaling approximately $6.5 million associated with the tendered stock options would have been fully recognized during the year ended December 31, 2001 and no stock-based compensation expense would have been recognized during the nine months ended September 30, 2002.



    The transaction has no effect on our reported stockholders' deficit of $742.3 million as of September 30, 2002. The transaction would, however, have resulted in a decrease in our stockholders' deficit per common share outstanding from $ (11.44) per share to $ (10.83) per share as a result of the issuance of
3.7 million shares of Class A common stock in the exchange.





                                                                                        NINE MONTHS ENDED      YEAR ENDED
                                                                                          SEPTEMBER 30,       DECEMBER 31,
                                                                                              2002                2001
                                                                                        -----------------    -----------------
                                                                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)

        PRO FORMA STATEMENT OF OPERATIONS DATA:
          Stock-based compensation:
            Historical.............................................................       $      3,091        $    10,161
            Pro Forma..............................................................                 --             25,883
          Loss attributable to common stockholders before extraordinary item:
            Historical.............................................................       $   (188,288)       $  (340,535)
            Pro Forma..............................................................           (185,197)          (356,257)

        PRO FORMA BASIC AND DILUTED PER SHARE DATA (See note 2 under "SUMMARY
        CONSOLIDATED FINANCIAL AND OTHER DATA" Below):
          Loss attributable to common stockholders before extraordinary item:
            Historical.............................................................       $     (2.90)        $     (5.28)
            Pro Forma..............................................................             (2.70)              (5.23)
          Weighted average shares outstanding--basic and diluted:
            Historical.............................................................             64,838             64,509
            Pro Forma..............................................................             68,497             68,168

        PRO FORMA OTHER DATA:
          Deficiency in earnings to cover fixed charges (see note 3 under
          "SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA" below):
            Historical.............................................................       $   (101,313)       $  (193,759)
            Pro Forma..............................................................            (98,222)          (209,481)
          Deficiency in earnings to cover combined fixed charges and preferred stock dividends (see note 3 under "SUMMARY CONSOLIDATED FINANCIAL AND
          OTHER DATA" below):
            Historical.............................................................       $   (188,584)       $  (340,415)
            Pro Forma..............................................................           (185,493)          (356,137)





                 SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA



         The following table sets forth our summary consolidated financial data for the nine months ended September 30, 2002 and 2001, and for the years ended December 31, 2001, 2000 and 1999. The data for the nine months ended September 30, 2002 and 2001 have been derived from our unaudited consolidated financial statements and the data for the years ended December 31, 2001, 2000 and 1999 have been derived from our audited consolidated financial statements. In our opinion, our unaudited consolidated financial statements include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of our results for the unaudited interim periods. This summary financial data should be read in conjunction with the information contained in our consolidated unaudited and audited financial statements, including the notes related thereto, which have been incorporated by reference in the Schedule TO (filed with the Commission) of which this Offer to Exchange forms a part.


                                                        NINE MONTHS ENDED
                                                         SEPTEMBER 30,                       YEAR ENDED DECEMBER 31,
                                                    -------------------------       -----------------------------------------
                                                       2002            2001            2001            2000            1999
                                                    ---------       ---------       ---------       ---------       ---------
                                                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                           (UNAUDITED)

STATEMENT OF OPERATIONS DATA:
Revenues......................................      $ 236,522       $ 231,657       $ 308,806       $ 315,936       $ 248,362
Less agency commissions.......................        (32,859)        (32,655)        (43,480)        (44,044)        (34,182)
                                                    ---------       ---------       ---------       ---------       ---------
Net revenues..................................        203,663         199,002         265,326         271,892         214,180
Operating loss................................        (40,206)       (136,767)       (157,732)       (151,035)       (225,251)
Loss before extraordinary item................       (101,017)       (158,667)       (193,879)       (178,525)       (160,372)
Extraordinary item(1).........................        (17,552)         (9,903)         (9,903)             --              --
Net loss......................................       (118,569)       (168,570)       (203,782)       (178,525)       (160,372)
Net loss attributable to common stockholders..       (205,840)       (279,101)       (350,438)       (391,329)       (314,579)

BASIC AND DILUTED PER SHARE DATA(2):
Loss before extraordinary item................      $   (2.90)      $   (4.18)      $   (5.28)      $   (6.16)      $   (5.10)
Extraordinary item(1).........................          (0.27)          (0.15)          (0.15)             --              --
Net loss......................................          (3.17)          (4.33)          (5.43)          (6.16)          (5.10)
Weighted average shares outstanding--
  basic and diluted...........................         64,838          64,459          64,509          63,515          61,738

OTHER DATA:
Ratio of earnings to fixed charges(3).........             --              --              --              --              --
DEFICIENCY IN EARNINGS TO COVER
  fixed charges(3)............................      $(101,313)      $(158,526)      $(193,759)      $(177,866)      $(215,369)
Ratio of earnings to combined fixed
  charges and preferred stock dividends(3)....             --              --              --              --              --
DEFICIENCY IN EARNINGS TO COVER COMBINED FIXED
  CHARGES AND PREFERRED STOCK dividends(3)....      $(188,584)      $(269,057)      $(340,415)      $(390,670)      $(369,576)

































                                 AT SEPTEMBER 30,                  AT DECEMBER 31,
                                -----------------         -----------------------------------
                                     2002                    2001                    2000
                                -----------------         -----------             -----------
                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                 (UNAUDITED)
BALANCE SHEET DATA:
Current assets.................   $   137,872             $   196,756             $   235,846
Noncurrent assets..............     1,165,150               1,186,919               1,290,201
Current liabilities............       120,388                 138,885                 161,548
Noncurrent liabilities.........       954,684                 618,673                 483,899
Mandatory redeemable
  securities...................       970,274               1,164,160               1,080,389
Book value per share...........        (11.44)                  (8.32)                  (3.11)

-------------

(1)  Extraordinary charges related to early extinguishments of debt.

(2) Because of losses, the effect of stock options and warrants is antidilutive. Accordingly, our presentation of diluted earnings per share is the same as that of basic earnings per share.

(3) For purposes of this calculation, earnings are defined as loss before income taxes, extraordinary item and fixed charges. Fixed charges consist of interest expense, amortization of deferred financing costs and the component of operating lease expense which we believe represents an appropriate interest factor.

         12. PRICE RANGE OF SHARES UNDERLYING THE OPTIONS.

         The shares of our Class A common stock are listed for trading on the American Stock Exchange under the symbol "PAX". The following table shows, for the periods indicated, the high and low sales prices per share of our Class A common stock as reported by the American Stock Exchange.



         Fiscal Year 2000                                                Low          High
         ----------------                                                ---          ----
         Fourth Quarter (October 1, 2000 to December 31, 2000)          $8.75        $11.94

         FISCAL YEAR 2001

         First Quarter (January 1, 2001 to March 31, 2001)               8.75         12.48
         Second Quarter (April 1, 2001 to June 30, 2001)                 9.70         14.00
         Third Quarter (July 1, 2001 to September 30, 2001)              7.00         12.75
         Fourth Quarter (October 1, 2001 to December 31, 2001)           6.85         10.50

         FISCAL YEAR 2002

         First Quarter (January 1, 2002 to March 31, 2002)               8.50         13.00
         Second Quarter (April 1, 2002 to June 30, 2002)                 5.50         11.49
         Third Quarter (July 1, 2002 to September 30, 2002)              2.10          6.15


         On December 18, 2002, the closing price of our Class A common stock as reported on the American Stock Exchange was $2.15 per share. Because the taxable income you will be deemed to realize upon the exercise of new options that will be issued to you if you accept the Offer will depend upon the fair market value of our Class A common stock on the Option Expiration Date, and fair market value will be determined in accordance with the provisions of the 1998 Stock Plan based upon the closing sale price of our Class A common stock on the Option Expiration Date, we recommend that you obtain current market quotations of our Class A common stock before deciding whether to tender your eligible options for exchange. The total number of options you will receive, however, will not change, even if the closing price of our Class A common stock changes.

         13. INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS; TRANSACTIONS AND ARRANGEMENTS CONCERNING THE OPTIONS.


         A list of our directors and executive officers is attached to this Offer to Exchange as SCHEDULE A. As of December 10, 2002, our executive officers and non-employee directors (11 persons) as a group owned eligible options outstanding under the 1998 Stock Plan to purchase an aggregate of 3,433,500 shares of Class A common stock (1,500,000 of which were not granted under our 1998 Stock Plan), which represented approximately 47% of all eligible options outstanding as of that date. None of our 5% stockholders owns any options outstanding under the 1998 Stock Plan. Attached to this Offer to Exchange as Schedule B is a table indicating the number and percentage of shares of Class A common stock underlying eligible options to purchase Class A common stock beneficially owned by each of our directors, executive officers and other affiliates as of December 10, 2002. While we expect our directors and executive officers to participate in the Offer, none of such persons has advised us of his intention to do so. None of our 5% stockholders owns any eligible options and therefore none of our 5% stockholders will participate in the Offer.


         In the 60 days prior to and including December 23, 2002, to our knowledge, none of the executive officers, directors or affiliates of Paxson had transactions in options to purchase shares of our Class A common stock.

         14. STATUS OF OPTIONS ACQUIRED BY US IN THE OFFER; ACCOUNTING CONSEQUENCES OF THE OFFER.

         Options we acquire through the Offer will be cancelled and the shares subject to those options will be returned to the pool of shares available for grants of new options under the 1998 Stock Plan. To the extent these shares are not fully reserved for issuance upon exercise of the new options to be granted in connection with the Offer, the shares returned to the 1998 Stock Plan will be available for future awards to employees and other eligible plan participants without further stockholder action, except as required by applicable law or the rules of the American Stock Exchange or any other securities quotation system or any stock exchange on which our shares are then quoted or listed.


         Assuming all holders of eligible options participate in the Offer, the exchange will result in the issuance of approximately 3.7 million shares of Class A common stock and a fixed non-cash stock-based compensation expense based on the closing price of the Class A common stock on the date the Option Shares are issued. This non-cash expense will be recognized over the vesting period of the Option Shares. In addition, any remaining deferred stock compensation expense associated with the tendered options will be recognized over the vesting period of the Option Shares. Based on the closing price of our Class A common stock on January 7, 2003 of $2.51 per share, assuming all of the eligible options are exchanged, the total fixed charge would be approximately $9.2 million, of which approximately $7.1 million relating to Vested Shares would be recognized at the date the shares are issued and $2.1 million would be recognized on a straight line basis over the remaining one year vesting period. The remaining deferred stock compensation expense related to the tendered options totaling approximately $2.5 million will be recognized over the remaining one year vesting schedule of the modified award. Outstanding eligible options held by individuals not participating in the offer will be subject to variable stock option accounting.



         15. LEGAL MATTERS; REGULATORY APPROVALS.

         We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our exchange of options and issuance of new options as contemplated by the Offer, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, that would be required for the acquisition or ownership of our options as contemplated herein. Should any such approval or other action be required, we presently contemplate that we will seek such approval or take such other action. We cannot assure you that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that the failure to obtain any such approval or other action might not result in adverse consequences to our business. Our obligation under the Offer to accept tendered options for exchange and to issue new options for tendered options is subject to the conditions described in
Section 7 of this Offer to Exchange.

         If we are prohibited by applicable laws or regulations from granting new options during the period beginning on December 23, 2002 and through the Option Grant Date, we will not grant any new options. Such a prohibition could result from changes in foreign or domestic laws, Commission rules, regulations or policies or American Stock Exchange listing requirements. We are unaware of any such prohibition at this time, and we will use reasonable efforts to effect the grant, but if the grant is prohibited throughout the period we will not grant any new options and you will not get any other compensation for the options you tendered. We do not anticipate any such prohibitions and are referring to the possibility in an abundance of caution.

         16. MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES.

         The following is a general summary of certain U.S. federal income tax consequences of the exchange of options pursuant to the Offer. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, Treasury Regulations and administrative and judicial interpretations as of the date of the Offer, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. You should consult with your own tax advisor with respect to the state and local tax consequences of electing to participate in the Offer.

         If you exchange your outstanding nonqualified stock options, we believe you will not be required under current law to recognize income for U.S. federal income tax purposes at the time of the exchange, unless you make an election under Section 83(b) of the Code. We believe that the exchange will be treated as a non-taxable exchange.

         If you exchange your eligible options for new options and exercise the new options, you will be taxed on the difference between the $.01 per share option exercise price and the fair market value of the Class A common stock on the Option Expiration Date at ordinary income rates, except with respect to any Unvested Shares. With respect to your Unvested Shares, you will be taxed at ordinary income rates when the risk of forfeiture lapses, based upon the fair market value of the shares at that time, unless you make an election under
Section 83(b) of the Internal Revenue Code with respect to the Unvested Shares, as discussed below, to be taxed at ordinary income rates at the time you exercise your new options for Unvested Shares. We will generally be entitled to a deduction equal to the amount of ordinary income taxable to you.

         If you choose to make an election under Section 83(b) of the Code with respect to your Unvested Shares, you must file it with the Internal Revenue Service, or IRS, within 30 days of the Option Expiration Date. If you make a
Section 83(b) election, you will be required to recognize ordinary income at the date of issuance of the Unvested Shares in an amount equal to the difference between the $.01 per share option exercise price and the closing fair market value of the Class A common stock on such date, and you will be required to pay all applicable taxes at that time in the manner in which you elect to satisfy your withholding obligations in your Election Form.

         If you then hold the Unvested Shares until after they vest and subsequently sell the shares, any gain or loss realized on such sale will be a capital gain or loss, and such capital gain or loss will be treated as a long-term capital gain or loss if you held the Unvested Shares for more than one year. If you do not make a Section 83(b) election with respect to Unvested Shares, and you subsequently forfeit any of your Unvested Shares (e.g., because your employment at Paxson or one of our subsidiaries is terminated by us for cause before your Unvested Shares become fully vested), you will not be entitled to a deduction for the loss associated with the forfeited shares. If you make a
Section 83(b) election, however, with respect to Unvested Shares and your service relationship with us should terminate under circumstances resulting in forfeiture of your Unvested Shares, you will generally be deemed to have realized a short term capital loss equal to the amount of income you recognized upon making the election, and you will not be able to recover any amounts paid to us, or shares not issued, in satisfaction of obligations for tax withholding with respect to Unvested Shares. The tax laws have certain limitations on the amount of capital losses that may be deducted in any year from income other than capital gains. The Election Form provides you with the opportunity to notify us of your intention to file a Section 83(b) election with the IRS. If you do not notify us of your intention to file a Section 83(b) election in the Election Form, then you must notify us promptly after you file your Section 83(b) election with the IRS and provide us with evidence of that filing. If you do not notify us of your intention to file a Section 83(b) election with the IRS before the Option Expiration Date, you will not be permitted to use a reduction of the number of Vested Shares issued to you (as described in clause (1) of the second sentence of the next paragraph) to satisfy your tax withholding obligations arising from that election. Thus, if you do not notify us of your intention to file a Section 83(b) election with the IRS before the Option Expiration Date and you ultimately make such an election, you will be required to promptly pay to us, either in cash or through the delivery of a certified check, the full amount necessary to satisfy your tax withholding obligations arising from that election.




         Upon your exercise of new options, you will be required to remit to us an amount sufficient to satisfy tax withholding obligations with respect to the taxable ordinary income you realize, including any amount you elect to recognize as taxable ordinary income with respect to Unvested Shares pursuant to a Section 83(b) election under the Internal Revenue Code. You will be required to indicate in your Election Form the manner in which you will satisfy your obligation in respect of tax withholding, by choosing (1) to allow us to reduce the number of Vested Shares which would otherwise be issued to you upon exercise of new options and apply the fair market value of these Vested Shares as of the Option Expiration Date to satisfaction of your tax withholding obligations; (2) to pay us cash in the amount of your tax withholding obligation; or (3) a combination of the foregoing methods which totals the required withholding amount. Notwithstanding the preceding sentence, we may elect at any time in our sole discretion to satisfy all or a portion of your withholding requirements through a reduction of the number of Vested Shares to be issued in the manner set forth in clause (1) above. Your tax withholding obligation will be the sum of applicable FICA and Medicare payroll taxes, state and local income tax withholding, and a 27% withholding rate in respect of federal income taxes, in each case on the amount of taxable ordinary income you are deemed to have recognized. If withholding obligations are satisfied by a reduction of the number of Vested Shares issued, we will not issue fractional Vested Shares but will round down the net number of Vested Shares to be issued to the nearest whole share and increase the dollar amount deemed withheld by the value of any such fractional share. You will not have the right to apply Unvested Shares to satisfy your tax withholding obligations, and will be required to satisfy any portion of those obligations that is not satisfied through withholding Vested Shares by cash payment to us. Our obligation to issue and deliver shares of Class A common stock to you upon the exercise of your new options will be subject to your satisfaction of the aforementioned obligations in respect of withholding for taxes.

         By participating in the Offer, signing the Stock Option Agreement and signing the Election Form, you will authorize us to withhold taxes in accordance with the alternative selected by you in the Election Form if necessary. In the event there is not a market in our Class A common stock, we will have the right to make other arrangements to satisfy the withholding obligations.

         The subsequent sale of the Option Shares acquired pursuant to the exercise of a non-statutory stock option generally will give rise to capital gain or loss equal to the difference between the sale price and the sum of the exercise price paid for the Option Shares plus the ordinary income recognized with respect to the Option Shares, and these capital gains or losses will be treated as long-term capital gains or losses if you held the Option Shares for more than one year following exercise of the new options.

         17. FEES AND EXPENSES

         We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of options pursuant to the Offer.

         18. ADDITIONAL INFORMATION

         The Offer is part of a Tender Offer Statement on Schedule TO that we have filed with the Commission. The Offer does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following materials that we have filed with the Commission before making a decision on whether to tender your options:


                  1. Our annual report on Form 10-K for our fiscal year ended December 31, 2001, filed with the Commission on March 14, 2002;


                  2. Our quarterly report on Form 10-Q for the quarter ended March 31, 2002, filed with the Commission on May 15, 2002;

                  3. Our quarterly report on Form 10-Q for the quarter ended June 30, 2002, filed with the Commission on August 14, 2002; and

                  4. Our quarterly report on Form 10-Q for the quarter ended September 30, 2002, filed with the Commission on November 14, 2002.

                  5. Our Current Report on Form 8-K dated December 18, 2002.


         These filings, our other annual, quarterly and current reports, our proxy statements and our other Commission filings may be examined, and copies may be obtained, at the Commission's public reference room at:



                             450 Fifth Street, N.W.
                                   Room 1024
                             Washington, D.C. 20549

         You may obtain information on the operation of the public reference room by calling the Commission at 1-800-Commission-0330. Our Commission filings are also available to the public on the Commission's Internet site at http://www.sec.gov.



         Our statements in this Offer to Exchange concerning the new options are subject to, and are qualified in their entirety by reference to, all provisions of the 1998 Stock Plan and the Stock Option Agreement between us and you. Please contact Cheryl Scully at Paxson Communications Corporation (telephone number
(561) 682-4211), to receive a copy of the 1998 Stock Plan. We will promptly furnish you copies of that document at our expense. In addition, you may obtain copies of that document, which is filed as an exhibit to our Schedule TO, on the Commission's Internet site at http://www.sec.gov.


         Shares of our Class A common stock are listed for trading on the American Stock Exchange under the symbol "PAX" and our Commission filings can be read at the following American Stock Exchange address: http://www.amex.com.

         Each person to whom a copy of the Offer is delivered may obtain a copy of any or all of the documents to which we have referred you, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents) at no cost, by writing to us at Paxson Communications Corporation, 601 Clearwater Park Road, West Palm Beach, Florida 33401-6233, or telephoning us at (561) 659-4211.

         As you read the foregoing documents, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and the Offer, you should rely on the statements made in the most recent document.

         The information contained in this Offer to Exchange about us should be read together with the information contained in the documents to which we have referred you.

         19. MISCELLANEOUS.

         We are not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the Offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, the Offer will not be made to, nor will tenders be accepted from or on behalf of, the option holders residing in such jurisdiction.

         WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER OR NOT YOU SHOULD EXCHANGE YOUR ELIGIBLE OPTIONS. YOU SHOULD RELY ONLY ON THE INFORMATION IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DOCUMENT, THE ELECTION FORM AND THE NOTICE TO CHANGE ELECTION. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.



DECEMBER 23, 2002                              PAXSON COMMUNICATIONS CORPORATION

                                   SCHEDULE A

                    INFORMATION CONCERNING THE DIRECTORS AND
            EXECUTIVE OFFICERS OF PAXSON COMMUNICATIONS CORPORATION

     The directors and executive officers of Paxson for purposes of the Offer and their positions and offices as of December 18, 2002, are set forth in the following table:

Name                                       Position and Offices Held
----                                       -------------------------

Lowell W. Paxson                           Chairman of the Board and Chief
                                           Executive Officer

Jeffrey Sagansky                           Vice Chairman of the Board

Dean M. Goodman                            President and Chief Operating
                                           Officer

Anthony L. Morrison                        Executive Vice President and Chief
                                           Legal Officer

Seth A. Grossman                           Executive Vice President and Chief
                                           Strategic Officer

Thomas E. Severson, Jr.                    Senior Vice President and Chief
                                           Financial Officer

Ronald L. Rubin                            Vice President, Chief  Accounting
                                           Officer and Corporate Controller

Henry J. Brandon                           Director

Bruce L. Burnham                           Director

James L. Greenwald                         Director

John E. Oxendine                           Director

         The address of each director and executive officer is: c/o Paxson Communications Corporation, 601 Clearwater Park Road, West Palm Beach, Florida 33401-6233.

      None of the foregoing directors and executive officers was convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors). None of the foregoing directors and executive officers was a party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. Each of the foregoing directors and executive officers is a citizen of the United States of America.

                                   SCHEDULE B

     The following table sets forth certain information regarding ownership of eligible options as of December 10, 2002 by (i) each person who is known to us to own beneficially more than 5% of the outstanding shares of our common stock,
(ii) each of our directors, and (iii) each of our executive officers. Note each 5% stockholder who is not also either a director or executive officer of Paxson does not beneficially own any eligible options and therefore will not participate in the Offer.




                                                                                 Eligible Options as a
            Principal Stockholders,                                                Percentage of All
       Directors and Executive Officers              Eligible Options(1)            Eligible Options
       --------------------------------              -------------------         ---------------------
       National Broadcasting Company, Inc.                      0                          0
       Lowell W. Paxson                                         0                          0
       Mario J. Gabelli                                         0                          0
       Merrill Lynch & Co., Inc.                                0                          0
       Jeffrey Sagansky                                 1,500,000                        20.5
       Henry J. Brandon                                         0                          0
       Dean M. Goodman                                    750,000                        10.3
       Anthony L. Morrison                                449,000                         6.1
       Seth A. Grossman                                   247,000                         3.4
       Thomas E. Severson, Jr.                            162,500                         2.2
       Ronald L. Rubin                                     75,000                         1.0
       Bruce L. Burnham                                   100,000                         1.4
       James L. Greenwald                                 100,000                         1.4
       John E. Oxendine                                    50,000                         0.7


---------------
(1) Includes unvested options as of January 23, 2003, the expected expiration date of the Offer, as follows: Mr. Goodman, 75,000; Mr. Morrison, 85,000; Mr. Grossman, 62,500; Mr. Severson, 112,500; Mr. Rubin, 43,750; Mr. Burnham, 37,500; Mr. Greenwald, 37,500; Mr. Oxendine, 30,000.

                                   SCHEDULE C

                      Stock Option Exchange Offer Worksheet




CALCULATION ASSUMING NO 83B ELECTION

     1 Enter the No. of New Option Shares (Line 3 from Schedule I of Stock Option Agreement)
     2 Enter the No. of Unvested New Option Shares (Line 6 from Schedule I of Stock Option Agreement)
     3 Total Vested New Option Shares (subtract Line 2 from Line 1)
     4 Enter an estimate of the PAX closing stock price
     5 Subtract $.01 from Line 4
     6 Multiply Line 3 by Line 5 to determine ordinary income
     7 Enter tax rate from line 22 below
     8 Multiply Line 6 by Line 7 to compute tax due
     9 Divide Line 8 by Line 4 to determine shares required to satisfy taxes
    10 Multiply Line 1 by $.01 to determine exercise price
    11 Divide Line 10 by Line 4 to determine shares required to satisfy exercise price
    12 Total Shares to be Withheld for exercise price and taxes (add lines 9 and 11)
    13 Total Shares to be issued (subtract line 12 from line 1)
    14 Vested Shares to be issued (subtract line 2 from line 13)
    15 Unvested Shares to be issued (subtract line 14 from line 13)
    16
    17 ESTIMATED TAX RATE:
    18 Federal minimum witholding rate                                                                              27.00%
    19 Enter minimum state rate
    20 Social security FICA                                                                                          6.20%
    21 Medicare FICA                                                                                                 1.45%
    22    Tax Rate (add lines 18 through 21)


CALCULATION ASSUMING FULL 83B ELECTION

     1 Enter the No. of New Option Shares (Line 3 from Schedule I of Stock Option Agreement)
     2 Enter the No. of Unvested New Option Shares (Line 6 from Schedule I of Stock Option Agreement)
     3 Total Vested New Option Shares (subtract Line 2 from Line 1)
     4 Enter an estimate of the PAX closing stock price
     5 Subtract $.01 from Line 4
     6 Multiply Line 1 by Line 5 to determine ordinary income
     7 Enter tax rate from line 22 above
     8 Multiply Line 6 by Line 7 to compute tax due
     9 Divide Line 8 by Line 4 to determine shares required to satisfy taxes
    10 Multiply Line 1 by $.01 to determine exercise price
    11 Divide Line 10 by Line 4 to determine shares required to satisfy exercise price
    12 Total Shares to be Withheld for exercise price and taxes (lesser of line 3 or sum of lines 9 and 11)
    13 Total Shares to be issued (subtract line 12 from line 1)
    14 Vested Shares to be issued (subtract line 2 from line 13, if negative enter 0)
    15 Unvested Shares to be issued (subtract line 14 from line 13)
    16 Cash required to satisfy remaining tax obligation (line 8 less product of line 12 less line 11 times line 4)
